Exhibit 99.1
BigBear.ai Announces Second Quarter 2023 Financial Results

Revenue grew 2% Year-over-Year in the Second Quarter of 2023 and 9% YTD

Significant U.S. Army Contract Wins from AIMMS & GFIM Phase II Extension

Reiterating FY Guidance of Revenue between $155 million and $170 million

COLUMBIA, MD – August 8, 2023 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the second quarter of 2023.

BigBear.ai CEO Mandy Long said, “We continue to accomplish our goals in this foundational year for BigBear.ai. Our recent Army Test and Evaluation Command Integrated Mission Management System (AIMMS) win and Global Force Information Management (GFIM) Phase II system extension are evidence that we have momentum in the markets we serve.”

Financial Highlights
•Revenue grew 2.2% to $38.5 million for the second quarter of 2023, compared to $37.6 million for the second quarter of 2022.
•Gross margin of 23.3% in the second quarter of 2023, a decrease from 25.5% in the second quarter of 2022, primarily driven by the elimination of revenue and gross margin from Virgin Orbit due to their bankruptcy announcement in the second quarter of 2023.
•Net loss of $16.9 million for the second quarter of 2023, which includes $3.1 million of non-cash expense related to the change in fair value of warrants that were issued in 2023, and $4.0 million of equity-based compensation expense, compared to a net loss of $56.8 million for the second quarter of 2022 which included $35.3 million of non-cash goodwill impairment charges and equity-based compensation expense of $5.1 million.
•Non-GAAP Adjusted EBITDA* of $(3.2) million for the second quarter of 2023 compared to $(7.7) million for the second quarter of 2022, primarily driven by reduced operating expenses including a 37% reduction in SG&A expenses compared to second quarter of 2022.
•Ending backlog of $206 million, growing 5% compared to Q1 2023.

New Developments
•U.S. Army AIMMS: An exciting win from the quarter was being selected as the single provider by the U.S. Army to implement Phase 2 of the U.S. Army Test and Evaluation Command (ATEC) Integrated Mission Management System (AIMMS) in a single award contract worth over $7.7 million dollars over seven months. BigBear.ai was selected to be the single provider for Phase 2 after a competition following
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Phase 1. This Other Transaction Agreement (OTA) or prototype contract has the potential to result in a follow-on production, sole-source, contract.
•U.S. Army GFIM OE Extension: We received a 6-month extension from the U.S. Army as the prime contractor for continuing work on the Global Force Information Management (GFIM) Objective Environment (OE) system, in a 6-month contract valued at just over $8.5M. The extension builds on BigBear.ai’s previous work in Phase 1 and Phase 2 and continues to show the strength of our relationship with the U.S. Army. The Government’s current planning approach for GFIM OE is to demonstrate prototypes in two overarching Phases, culminating with a production release.
•Leadership Updates: We continue to attract top talent following the onboarding of Theodore Tanner Jr. as our new Chief Technology Officer (CTO). Tanner’s extensive experience and expertise, most recently serving as CTO and Chief Architect at IBM Watson Health, now Merative, will be instrumental in delivering technology-led solutions for leaders in government and defense, manufacturing and warehouse operations, and healthcare and life sciences. His decades of experience working in AI architecture across some of the world’s largest organizations will only fuel further growth.
•Registered Direct Offering: Successfully completed a registered direct offering of common stock and warrants for aggregate gross proceeds of approximately $25M, further solidifying our financial foundation and bolstering our cash position.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2023, the Company continues to project:
•Revenue between $155 million and $170 million
•Single Digit Negative Adjusted EBITDA*, in millions
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Second Quarter and Year to Date Periods Ended
June 30, 2023 and June 30, 2022
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands (expect per share amounts)	2023	2022	2023	2022
Revenues	$38,459	$37,613	$80,613	$74,003
Cost of revenues	29,496	28,023	61,437	54,546
Gross margin	8,963	9,590	19,176	19,457
Operating expenses:
Selling, general and administrative	16,930	26,952	37,292	48,972
Research and development	2,225	2,535	3,353	5,409
Restructuring charges	25	—	780	—
Transaction expenses	—	186	—	1,585
Goodwill impairment	—	35,252	—	35,252
Operating loss	(10,217)	(55,335)	(22,249)	(71,761)
Interest expense	3,560	3,554	7,116	7,109
Net increase (decrease) in fair value of derivatives	3,121	(199)	13,688	(1,462)
Other (income) expense	—	(26)	—	4
Loss before taxes	(16,898)	(58,664)	(43,053)	(77,412)
Income tax (benefit) expense	(3)	(1,820)	56	(1,743)
Net loss	$(16,895)	$(56,844)	$(43,109)	$(75,669)

Basic and diluted net loss per share	$(0.12)	$(0.45)	$(0.30)	$(0.59)

EBITDA* and Adjusted EBITDA* for the Second Quarter and Year to Date Periods Ended
June 30, 2023 and June 30, 2022
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2023	2022	2023	2022
Net loss	$(16,895)	$(56,844)	$(43,109)	$(75,669)
Interest expense	3,560	3,554	7,116	7,109
Income tax (benefit) expense	(3)	(1,820)	56	(1,743)
Depreciation and amortization	1,979	1,954	3,965	3,726
EBITDA	(11,359)	(53,156)	(31,972)	(66,577)
Adjustments:
Equity-based compensation	3,994	5,080	7,799	8,938
Employer payroll taxes related to equity-based compensation(1)	174	—	357	—
Net increase (decrease) in fair value of derivatives(2)	3,121	(199)	13,688	(1,462)
Restructuring charges(3)	25	—	780	—
Non-recurring strategic initiatives(4)	813	—	2,321	—
Non-recurring integration costs(5)	—	2,024	—	4,399
Capital market advisory fees(6)	—	38	—	741
Commercial start-up costs(7)	—	3,063	—	6,490
Transaction expenses(8)	—	186	—	1,585
Goodwill impairment(9)	—	35,252	—	35,252
Adjusted EBITDA	$(3,232)	$(7,712)	$(7,027)	$(10,634)

(1)	Includes employer payroll taxes due upon the vesting of restricted stock units granted to employees.
(2)	The increase in fair value of derivatives during the three and six months ended June 30, 2023 primarily relates to changes in the fair value of PIPE warrants issued during the first and second quarters of 2023. The decrease in fair value of derivatives during the three and six months ended June 30, 2022 primarily relates to the Forward Share Purchase Agreements that were entered into prior to the closing of our business combination on December 7, 2021 (the “Business Combination”) and were fully settled during the first quarter of 2022, as well as the change in the fair value of private warrants.
(3)	In the first quarter of 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring internal integration costs related to the Business Combination.
(6)	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
(7)	Commercial start-up costs include certain non-recurring expenses associated with tailoring the Company’s products for commercial customers and use cases.
(8)	The Company incurred transaction expenses related to the acquisition of ProModel Corporation, which closed on April 7, 2022.
(9)	During the second quarter of 2022, the Company recognized a non-cash goodwill impairment charge related to the previously reported Cyber & Engineering business segment. During the first quarter of 2023, the Company reevaluated its operating and reportable segments following an organizational and legal entity restructuring, which allowed the Company to align its operations with how the business will be managed. As a result of this reevaluation, effective for the first quarter of fiscal year 2023, the Company determined it that it manages its operations as a single operating and reportable segment.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
June 30, 2023 and December 31, 2022
(Unaudited)

$ in thousands	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$29,923	$12,632
Accounts receivable, less allowance for doubtful accounts	36,269	30,091
Contract assets	346	1,312
Prepaid expenses and other current assets	5,042	10,300
Total current assets	71,580	54,335
Non-current assets:
Property and equipment, net	1,199	1,433
Goodwill	48,683	48,683
Intangible assets, net	81,948	85,685
Deferred tax assets	—	51
Right-of-use assets	4,341	4,638
Other non-current assets	469	483
Total assets	$208,220	$195,308

Liabilities and stockholders deficit
Current liabilities:
Accounts payable	$7,298	$15,422
Short-term debt, including current portion of long-term debt	522	2,059
Accrued liabilities	15,630	13,366
Contract liabilities	2,000	2,022
Current portion of long-term lease liability	850	806
Derivative liabilities	44,126	—
Other current liabilities	1,355	2,085
Total current liabilities	71,781	35,760
Non-current liabilities:
Long-term debt, net	193,296	192,318
Long-term lease liability	4,714	5,092
Deferred tax liabilities	2	—
Other non-current liabilities	—	10
Total liabilities	269,793	233,180

Stockholders’ deficit:
Common stock	17	14
Additional paid-in capital	291,933	272,528
Treasury stock, at cost 9,952,803 shares at June 30, 2023 and December 31, 2022	(57,350)	(57,350)
Accumulated deficit	(296,173)	(253,064)
Total stockholders’ deficit	(61,573)	(37,872)
Total liabilities and stockholders’ deficit	$208,220	$195,308

Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2023 and June 30, 2022
(Unaudited)

	Six Months Ended June 30,
$ in thousands	2023	2022
Cash flows from operating activities:
Net loss	$(43,109)	$(75,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,965	3,726
Amortization of debt issuance costs	1,006	1,047
Equity-based compensation expense	7,799	8,938
Goodwill impairment	—	35,252
Non-cash lease expense	297	—
Provision for doubtful accounts	1,557	44
Deferred income tax expense (benefit)	53	(1,594)
Net increase (decrease) in fair value of derivatives	13,688	(1,462)
Loss on sale of property and equipment	8	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,735)	758
Decrease (increase) in contract assets	966	(226)
Decrease in prepaid expenses and other assets	5,244	535
(Decrease) increase in accounts payable	(8,124)	874
Increase (decrease) in accrued liabilities	660	(2,509)
Decrease in contract liabilities	(22)	(2,048)
(Decrease) increase in other liabilities	(1,066)	338
Net cash used in operating activities	(24,813)	(31,996)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(4,376)
Purchases of property and equipment	(2)	(508)
Net cash used in investing activities	(2)	(4,884)
Cash flows from financing activities:
Proceeds from issuance of Private Placement shares and Registered Direct Offering shares	50,000	—
Payment of Private Placement and Registered Direct Offering transaction costs	(5,225)	—
Repurchase of shares as a result of forward share purchase agreements	—	(100,896)
Repayment of short-term borrowings	(1,537)	(2,312)
Payments for taxes related to net share settlement of equity awards	(1,132)	(4)
Net cash provided by (used in) financing activities	42,106	(103,212)
Net increase (decrease) in cash and cash equivalents and restricted cash	17,291	(140,092)
Cash and cash equivalents and restricted cash at the beginning of period	12,632	169,921
Cash and cash equivalents and restricted cash at the end of the period	$29,923	$29,829

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase (decrease) in fair value of derivatives, restructuring charges, non-recurring integration costs, capital market advisory fees, commercial start-up costs, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net (loss), the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

Conference Call / Webcast Information

BigBear.ai will host its earnings results conference call and audio webcast (listen-only mode) on Tuesday, August 8, 2023 at 5:00 p.m. ET. The earnings conference call can be accessed by calling 866-682-6100 (toll-free) or 862-298-0702 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai. For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13739576. To access the webcast replay, visit https://ir.bigbear.ai.

About BigBear.ai

BigBear.ai’s mission is to deliver clarity for the world’s most complex decisions. BigBear.ai’s AI-powered decision intelligence solutions are leveraged in three core markets, including global supply chains & logistics, autonomous systems and cyber. BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as complex manufacturing, distribution, and healthcare, rely on BigBear.ai’s solutions to empower leaders to decide on the best possible scenario by creating order from complex data, identifying blind spots, and building predictive outcomes. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

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Contacts

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Investor Contact
investors@bigbear.ai

Media Contact
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media@bigbear.ai

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